UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD.

On April 29, 2020, the Company held a scheduled earnings call for its shareholders, wherein, among other business matters discussed, an update was provided regarding the Company’s acquisition of ZC Top Apparel Manufacturing, Inc. (“ZC TAM”). Previously, on April 3, 2020, the Company announced its binding agreement with ZC TAM to acquire a 51% controlling interest in that entity, and its one year exclusive option with ZC TAM to complete the acquisition, secure purchase orders and make further capital investments. Local counsel in the Philippines has been engaged and the anticipated closing date is by May 8, 2020.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release, dated April 3, 2020
99.2	Verus International, ZC Top Apparel Manufacturing, Inc. Term Sheet, April 3, 2020
99.3	Verus International, ZC Top Apparel Manufacturing, Inc Option Notification Letter, April 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: May 4, 2020	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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